Exhibit (k)(5)

Execution Version

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This AMENDMENT NO. 1 TO CREDIT AGREEMENT, dated as of January 5, 2021 (this “Amendment”), among FLAT ROCK OPPORTUNITY FUND, a closed-end management investment company that is registered as an investment company under the Investment Company Act of 1940 (“Borrower”), as borrower, the Lenders party hereto and Eagle Point Credit Management LLC, as the administrative agent and collateral agent for the Lenders (in such capacity, “Agent”).

RECITALS:

WHEREAS, reference is made to that certain Credit Agreement, dated as of September 18, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement” and as further amended by this Amendment, the “Credit Agreement”), among Borrower, the Lenders from time to time party thereto and Agent (capitalized terms used but not defined herein having the meaning provided in the Existing Credit Agreement);

WHEREAS, Borrower has notified Agent that, it is requesting (i) pursuant to and in accordance with Section 2(g) of the Existing Credit Agreement, Incremental Term Loan Commitments in an aggregate principal amount of $5,000,000 (the “Incremental Term Loan Commitments” and the term loans thereunder, “Incremental Term Loans”), (ii) an increase in the Revolving Commitments in effect prior to the First Amendment Effective Date under the Existing Credit Agreement by an aggregate principal amount of $625,000 (the “Incremental Revolving Commitments” and together with the Incremental Term Loan Commitments, the “Incremental Commitments”) and (iii) to make certain other amendments to the Existing Credit Agreement to provide for the Incremental Commitments as set forth herein;

WHEREAS, the Lenders party hereto have agreed to provide the Incremental Term Loan Commitments and the Incremental Revolving Commitments, as applicable, on the terms set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

1.	Defined Terms. Unless otherwise specifically defined herein, each capitalized term used herein that is defined in the Existing Credit Agreement has the meaning assigned to such term in the Existing Credit Agreement.

2.	Incremental Commitments; Amendments to the Existing Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 3 below:

a.	Each Lender (i) severally commits to extend to Borrower, on the First Amendment Effective Date, the Incremental Term Loan Commitments and the Incremental Revolving Commitments, as applicable, in an aggregate amount not to exceed such Lender’s Commitments as set forth on Schedule 1 (as amended by this Amendment) and (ii) agrees to become a Lender under the Credit Agreement and the other Transaction Documents to the extent not already a Lender thereunder.

b.	Borrower, Agent and the Lenders acknowledge and agree that, upon the occurrence of the First Amendment Effective Date:

(i)	the Incremental Term Loans shall constitute Term Loans under, and as defined in, the Credit Agreement for all purposes under the Credit Agreement and the other Transaction Documents;

(ii)	the Incremental Revolving Commitments shall constitute Revolving Commitments under, and as defined in, the Credit Agreement for all purposes under the Credit Agreement and the other Transaction Documents;

(iii)	the terms applicable to the Incremental Term Loans shall be identical to the terms applicable to the Term Loans (except to the extent set forth herein);

(iv)	the terms applicable to the Incremental Revolving Commitments shall be identical to the terms applicable to the Revolving Commitments (except to the extent set forth herein); and

(v)	Borrower shall use the proceeds of the Incremental Term Loans and the Revolving Loans for investments and general corporate purposes of Borrower.

c.	Section 10 of the Existing Credit Agreement is hereby amended by amending and restating the definitions of “Commitment Amount”, “Revolving Commitment” and “Term Loan Commitments” as follows:

“Commitment Amount” means, collectively, the Term Loan Commitments, the Incremental Term Loan Commitments (if any), and the Revolving Commitments. As of the First Amendment Effective Date, the Commitment Amount is $28,125,000.”

“Revolving Commitment” means the commitment of a Lender to make or otherwise fund any Revolving Loan and “Revolving Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Revolving Commitment, if any, is set forth on Schedule 1. The aggregate principal amount of the Revolving Commitments as of the Closing Date is $2,500,000. The aggregate principal amount of the Revolving Commitments as of the First Amendment Effective Date is $3,125,000.”

“Term Loan Commitments” means collectively the (i) Initial Term Loan Commitments, (ii) the Delayed Draw Term Loan Commitments and (iii) the Incremental Term Loan Commitments (if any). The aggregate principal amount of the Term Loan Commitments as of the Closing Date is $20,000,000. The aggregate principal amount of the Term Loan Commitments as of the First Amendment Effective Date is $25,000,000.”

d.	Section 10 of the Existing Credit Agreement is hereby amended by adding the following new defined terms thereto in their correct alphabetical order:

“First Amendment” means that certain Amendment No. 1 to Credit Agreement, dated as of January 5, 2021, by and among Borrower, the Lenders party thereto and Agent.

“First Amendment Effective Date” means the effectiveness of the First Amendment in accordance with the terms thereof.

e.	Schedule 1 to the Existing Credit Agreement is hereby amended and restated in its entirety in the form attached hereto as Schedule 1.

3.	First Amendment Effective Date Conditions. The effectiveness of this Amendment and the obligation of the Lenders to make the Incremental Commitments and to fund the Incremental Term Loans shall be subject to the satisfaction (or waiver) of the following conditions precedent (the date upon which this Amendment becomes effective, the “First Amendment Effective Date”):

(a)	Agent shall have received a counterpart of this Amendment signed on behalf of each party hereto (which may include telecopy or electronic transmission (including a “PDF” file) of a counterpart of this Amendment) together with all schedules hereto.

(b)	Agent shall have received a Valuation Statement dated as of a date not more than 48 hours preceding the First Amendment Effective Date.

(c)	Agent shall have received a certificate duly executed by an officer of Borrower, certifying the following:

(i)	no Default or Event of Default shall exist or result from the incurrence of the Incremental Term Loans;

(ii)	on a pro forma basis after giving effect to the incurrence of the Incremental Term Loans, the Borrower is in compliance with the Financial Covenants;

(iii)	all representations and warranties contained in the Transaction Documents shall be true and correct in all material respects (without duplication of any materiality qualifier therein) both before and after giving effect to the Incremental Term Loans (except to the extent any representation or warranty relates to an earlier date in which case such representation or warranty shall be true and correct in all material respects as of such earlier date);

(iv)	immediately prior to and immediately after giving effect to the Incremental Term Loans, (A) the Total Outstandings shall not exceed either the Commitment Amount or the Maximum Amount, and (B) no Regulatory Event exists or would occur;

(v)	no action, suit, investigation or proceeding is pending or, to the knowledge of Borrower, is threatened in any court or before any arbitrator or Governmental Authority that would reasonably be expected to result in a Material Adverse Effect; and

(vi)	immediately prior to and immediately after giving effect to the Incremental Term Loans, the Asset Coverage Ratio is at least 300% (using Net Asset Values as calculated within 48 hours preceding the First Amendment Effective Date); provided that, notwithstanding the foregoing, to the extent the Asset Coverage Ratio is less than 300% but greater than 200% as calculated pursuant to this clause (vi) immediately prior to and immediately after giving effect to such Loan, the Borrower shall not be restricted from borrowing a Temporary Revolving Loan.

(d)	Borrower shall pay to the Lenders, as compensation for the funding of the Incremental Term Loans on the First Amendment Effective Date, a closing fee in an amount equal to 1.00% of the Incremental Term Loan Commitments, which fee shall take the form of original issue discount and be net funded from the proceeds the Incremental Term Loans. Such closing fee will be in all respects fully earned, due and payable on the First Amendment Effective Date and non-refundable and non-creditable thereafter.

4.	Reaffirmation of Obligations; Expenses. Borrower hereby (a) acknowledges and reaffirms its obligations owing to Agent and each Lender under each Transaction Document to which it is a party, and (b) agrees that each of the Transaction Documents to which it is a party is and shall remain in full force and effect. Borrower hereby (i) further ratifies and reaffirms the validity and enforceability of all Liens and security interests heretofore granted, pursuant to and in connection with the Transaction Documents to Agent, on behalf and for the benefit of the Lenders, as collateral security for the Obligations under the Transaction Documents (including, without limitation, from after giving effect to this Amendment, extension of the Incremental Commitments and the borrowing of the Incremental Term Loans pursuant to this Amendment) in accordance with their respective terms, and (ii) acknowledges that all Liens and security interests, and all Collateral heretofore pledged as security for such Obligations, continue to be and remain collateral for such Obligations from and after the date hereof (including, without limitation, from after giving effect to this Amendment, extension of the Incremental Commitments and the borrowing of the Incremental Term Loans pursuant to this Amendment). Borrower hereby covenants and agrees to pay to Agent all fees and other amounts due and payable by Borrower pursuant to Section 9(e)(ii) of the Credit Agreement within thirty (30) days following the First Amendment Effective Date.

5.	Reference to and Effect on the Credit Agreement and the other Transaction Documents.

(a)	Except to the extent expressly set forth in this Amendment, the execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agent or any Lender under the Credit Agreement or any of the other Transaction Documents;

(b)	On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Transaction Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment; and

(c)	To the extent that any of the terms and conditions in any of the Transaction Documents shall contradict or be in conflict with any of the terms or conditions of the Credit Agreement after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

6.	Amendment, Modification and Waiver. This Amendment may not be amended, modified or waived except as permitted by Section 9(b) of the Credit Agreement.

7.	Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

8.	GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS; AND WAIVER OF JURY TRIAL. THIS AMENDMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING GOVERNING LAW; JURISDICTION; SERVICE OF PROCESS AND WAIVER OF JURY TRIAL SET FORTH IN SECTIONS 9(r), 9(s) and 9(t) OF THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

9.	Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

10.	Counterparts; Integration. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act. This Amendment and the other Transaction Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, and there are no promises, undertakings, representations or warranties by Borrower, Agent, nor any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Transaction Documents.

11.	Transaction Document; No Novation. On and after the First Amendment Effective Date, this Amendment shall constitute a “Transaction Document” for all purposes of the Credit Agreement and the other Transaction Documents. This Amendment shall not constitute a novation of the Credit Agreement or any of the Transaction Documents.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

FLAT ROCK OPPORTUNITY FUND, as Borrower

By:	/s/ Shiloh Bates
	Name:	Shiloh Bates
	Title:	CIO

EAGLE POINT CREDIT MANAGEMENT LLC, as Agent

By:	s/ Taylor Pine
	Name:	Taylor Pine
	Title:	Director

[***], as Lender

By:	Eagle Point Credit Management LLC, as its investment manager

By	/s/ Taylor Pine
	Name:	Taylor Pine
	Title:	Director

Address for Notices:

c/o Eagle Point Credit Management LLC
600 Steamboat Road, Suite 202
Greenwich, CT 06830
Attention:	Daniel Spinner
Telephone:	(203) 340-8590
Email:	dspinner@eaglepointcredit.com

[***]

[***], as Lender

By:	Eagle Point Credit Management LLC, as its investment manager

By:	s/ Taylor Pine
	Name:	Taylor Pine
	Title	Director

Address for Notices:

c/o Eagle Point Credit Management LLC
600 Steamboat Road, Suite 202
Greenwich, CT 06830
Attention:	Daniel Spinner
Telephone:	(203) 340-8590
Email:	dspinner@eaglepointcredit.com

[***]

[***], as Lender

By:	Eagle Point Credit Management LLC, as its investment manager

By:	/s/ Taylor Pine
	Name:	Taylor Pine
	Title:	Director

Address for Notices:

c/o Eagle Point Credit Management LLC
600 Steamboat Road, Suite 202
Greenwich, CT 06830
Attention:	Daniel Spinner
Telephone:	(203) 340-8590
Email:	dspinner@eaglepointcredit.com

[***]

[***], as Lender

By:	Eagle Point Credit Management LLC, as its investment manager

By:	/s/ Taylor Pine
	Name:	Taylor Pine
	Title:	Director

Address for Notices:

c/o Eagle Point Credit Management LLC
600 Steamboat Road, Suite 202
Greenwich, CT 06830
Attention:	Daniel Spinner
Telephone:	(203) 340-8590
Email:	dspinner@eaglepointcredit.com

[***]

SCHEDULE 1

INITIAL TERM LOANS

Lender	Initial Term Loan Commitment
[***]	$4,166,667
[***]	$4,166,667
[***]	$1,666,666
Total	$10,000,000

TERM LOANS COMMITMENTS

Lender	Term Loan Commitment (after giving effect to the Incremental Term Loan Commitment)
[***]	$9,903,481

[***]	$10,416,666

[***]	$4,166,668

[***]	$513,185

Total	$25,000,000

REVOLVING LOAN COMMITMENTS

Lender	Revolving Loan Commitment (after giving effect to the Incremental Revolving Commitment)
[***]	$1,237,936

[***]	$1,302,084

[***]	$520,832

[***]	$64,148

Total	$3,125,000